Exhibit 99.3

MEMBERSHIP INTEREST
IN-KIND DISTRIBUTION AGREEMENT

This MEMBERSHIP INTEREST IN-KIND DISTRIBUTION AGREEMENT (this " Agreement ") is made as of November 24, 2003, by and among AFG Investment Trust A Liquidating Trust (" Liquidating Trust A ") and AFG Investment Trust B Liquidating Trust (" Liquidating Trust B ," and together with Liquidating Trust A, the " Liquidating Trusts ") as sellers and Equis II Corporation (" Equis II ") as purchaser.

RECITALS

1.     Reference is made to that certain Liquidating Trust Agreement dated December 31, 2002 (the " Trust A Liquidating Trust Agreement ") pursuant to which Wilmington Trust Company agreed to serve as Liquidating Trustee (in such capacity, the " Liquidating Trustee ") of Liquidating Trust A, such entity having been formed for the purpose of facilitating the liquidation and dissolution of AFG Investment Trust A.
2.    Reference is also made to that certain Liquidating Trust Agreement dated December 31, 2002 (the " Trust B Liquidating Trust Agreement " and, together with the Trust A Liquidating Trust Agreement, the " Liquidating Trust Agreements ") between AFG Investment Trust B and the Liquidating Trustee relating to Liquidating Trust B, such entity having been formed for the purpose of facilitating the liquidation and dissolution of AFG Investment Trust B.
3.   The Liquidating Trusts own the Class A membership interests set forth opposite each of the Liquidating Trust’s names on Annex A hereto in each of EFG Kirkwood LLC (" Kirkwood ") and EFG Palisades LLC (" Palisades "), each of which is a Delaware limited liability company. With respect to Kirkwood, such membership interests are hereinafter referred to as the " Kirkwood Interests ," and with respect to Palisades, such membership interests are hereinafter referred to as the " Palisades Interests ." The Kirkwood Interests and the Palisades Interests are hereinafter collectively referred to as the " Interests ."
4.   Each of the Liquidating Trusts desires to dispose of, and Equis II desires to acquire, the Interests pursuant to the terms hereof, for the Interest Value (as hereinafter defined) set forth below and on Annex A .
5.   Equis II is a holder of beneficial interests in each of the Liquidating Trusts and is entitled to receive distributions from each of the Liquidating Trusts in accordance with the terms of each of the Liquidating Trust Agreements.
6.   In lieu of cash payment of the Interest Value for the Interests, Equis II is willing to accept an in-kind distribution of the Interests to be offset against the cash distributions that Equis II would otherwise be entitled to receive from each of the Liquidating Trusts had the Interests been sold.

AGREEMENT

The parties hereby agree as follows:

1.  Distribution of Membership Interests . Subject to the conditions and in reliance on the representations and warranties set forth herein, at the Closing (as defined in Section 3 hereof), Equis II shall acquire the Interests in-kind for an aggregate value of $1,256,000 (the " Interest Value ").

2.  In-Kind Distribution; Other Distributions .
(a)  In lieu of cash payment of the Interest Value, Equis II shall accept an assignment of the Interests, and such assignment shall be treated as an in-kind distribution to Equis II from each of the Liquidating Trusts, as their interests may appear on Annex A . Such assignment shall be treated as an offset, to the extent of the Interest Value attributable to such Interests, against the cash distributions from each of the Liquidating Trusts to which Equis II would otherwise be entitled pursuant to the terms of each of the respective Liquidating Trust Agreements had the Interests been sold for $1,256,000 in cash and such cash had been had been distributed with other cash on a pro rata basis to the beneficiaries of each of the Liquidating Trusts.
(b)  Nothing in this Agreement shall be interpreted in any way to limit the rights of Equis II to other distributions by either of the Liquidating Trusts, except that, in consideration of this Agreement, Equis II’s share in distributions of additional consideration contemplated by Section 4 hereof shall be reduced by the amount of Equis II’s Priority Return (as such term is defined in subsection 4(d)(ii) below). The assignment of the Interests by each of the Liquidating Trusts, as contemplated hereby, shall not be treated as a redemption of any of the beneficial interests held by Equis II in either of the Liquidating Trusts, and shall be treated as part of a liquidating distribution.

3.  The Closing . The assignment of the Interests shall take place on November 24, 2003, or on such other date as the parties hereto may mutually agree in writing (the " Closing "). At the Closing, Equis II shall acquire and accept the assignment of the Interests and shall accept the offset of the Interest Value against cash distributions it would otherwise be entitled to receive from the Liquidating Trusts had the Interests been sold. The Liquidating Trusts shall use good faith efforts to cause Kirkwood and Palisades to reflect the transfer of the Interests to Equis II on their respective books and records.

4.  Equis II Priority Return and Additional Consideration for Distribution .
(a)  In the event of any sale of, or distribution from, or with respect to, the Interests within the three-year period commencing with the date of the Closing (a "Sale"), Equis II shall be paid a first priority, preferred return from the net proceeds of a Sale equal to ten percent (10%), compounded monthly, of the sum of the Interest Value plus an amount equal to the aggregate of any capital contributions or advances made, or unreimbursed expenses incurred, by Equis II in connection with the Interests, from and after the date of the Closing (hereinafter referred to as the "Equis II Priority Return").
(b)  In the event of a Sale within said three-year period after the date of the Closing, subordinated to the Equis II Priority Return, the Liquidating Trusts shall be entitled to additional consideration with respect to the Interests, as their interests may appear, as follows:
(i)  If Equis II realizes Net Cash (as such term is defined in subsection (c) below) on the Interests during the first year following the Closing, Equis II shall pay over to the Liquidating Trusts ninety percent (90%) of the sum of such Net Cash plus an amount equal to Equis II’s Priority Return within sixty (60) days of the end of such period.
(ii)  If Equis II realizes Net Cash (as such term is defined in subsection (c) below) on the Interests during the second year following the Closing, Equis II shall pay over to the Liquidating Trusts sixty percent (60%) of the sum of such Net Cash plus an amount equal to Equis II’s Priority Return within sixty (60) days of the end of such period.
(iii)  If Equis II realizes Net Cash (as such term is defined in subsection (c) below) on the Interests during the third year following the Closing, Equis II shall pay over to the Liquidating Trusts fifty percent (50%) of the sum of such Net Cash plus an amount equal to Equis II’s Priority Return within sixty (60) days of the end of such period.
(c)  As used herein, " Net Cash " means, for any particular year, any cash plus interest-bearing debt received by Equis II, plus the fair market value (on the date of distribution) of all other property or consideration directly or indirectly received by Equis II whether from a sale of the Interests or a distribution from, or with respect to, the Interests in excess of an amount equal to (x) the Interest Value, plus (y) an amount equal to any capital advances or unreimbursed expenses of Equis II in connection with the respective Interests from and after the date of the Closing, plus (z) an amount equal to Equis II’s Priority Return (as such term is defined in subsection (a) above).

5.  Representations and Warranties of the Liquidating Trusts . The Liquidating Trusts hereby severally, but not jointly, represent and warrant to Equis II as follows:
(a)  THE PARTIES AGREE THAT THE INTERESTS SOLD PURSUANT TO THIS AGREEMENT ARE SOLD, CONVEYED, ASSIGNED AND TRANSFERRED ON AN "AS IS, WHERE IS" BASIS "WITH ALL FAULTS" AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5 OF THIS AGREEMENT, THE LIQUIDATING TRUSTS MAKE NO REPRESENTATIONS OR WARRANTIES, TERMS, CONDITIONS, UNDERTAKINGS OR COLLATERAL AGREEMENTS OF ANY NATURE, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, CONCERNING THE INTERESTS OR THE CONDITION, DESCRIPTION, QUALITY, QUANTITY OR ANY OTHER THING AFFECTING OR RELATING TO THE INTERESTS OR THE OPERATION OR USE BY EQUIS II OF ANY OF THE INTERESTS. EQUIS II FURTHER ACKNOWLEDGES AND AGREES THAT THE LIQUIDATING TRUSTS SHALL NOT BE LIABLE UNDER THIS AGREEMENT FOR ANY LOST PROFITS OR INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES. EQUIS II CONFIRMS, ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE INTERESTS PRIOR TO EXECUTING THIS AGREEMENT TO THE EXTENT THAT EQUIS II WISHES TO DO SO AND THAT EQUIS II IS RELYING ENTIRELY UPON ITS OWN INVESTIGATION AND INSPECTION OF THE INTERESTS IN PROCEEDING WITH THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT.
(b)  The Liquidating Trusts have the full right, power and authority to enter into this Agreement and to sell the Interests pursuant to this Agreement and, upon consummation of the transactions contemplated hereby, to the knowledge of the Liquidating Trusts, Equis II shall acquire the Interests free and clear of all restrictions, liens, charges, encumbrances, options and adverse claims or rights whatsoever.
(c)  Neither of the Liquidating Trusts is a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by it or the transfer of the Interests pursuant to the terms of this Agreement.

6.  Representations and Warranties of Equis II . Equis II represents and warrants to the Liquidating Trusts that Equis II has access to all of the information that it may require to evaluate the transactions contemplated by this Agreement and that Equis II is not relying on any representation or warranty or other statement, oral or in writing, of any of the Liquidating Trusts regarding the Interests, Kirkwood or Palisades, their financial position, business prospects or affairs in connection with the transaction contemplated by this Agreement, except for those written representations and warranties explicitly set forth in this Agreement.

7.  Amendment and Alteration . No amendment or alteration of the terms of this Agreement shall be valid or binding unless made in writing signed by all appropriate parties to this Agreement specifically referring to this Agreement.

8.  Binding Agreement/Assignment . This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives, provided , however , that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties.

9.  Counterparts . This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.  Governing Law . This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to choice of law principles that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this Membership Interest In-Kind Distribution Agreement under seal as of the date first set forth above.

SELLERS:	AFG INVESTMENT TRUST A LIQUIDATING TRUST By: Wilmington Trust Company, not in its individual capacity but solely as Liquidating Trustee By: /s/ Steve Cimalore Its: Vice President

AFG INVESTMENT TRUST B LIQUIDATING TRUST By: Wilmington Trust Company, not in its individual capacity but solely as Liquidating Trustee By: /s/ Steve Cimalore Its: Vice President

PURCHASER:	EQUIS II CORPORATION By: /s/ Wayne E. Engle Its: Senior Vice President

ANNEX A

Liquidating Trust	Interests	Interest Value

AFG Investment Trust A Liquidating Trust	10% of the Class A membership interests in Kirkwood and Palisades	$ 418,667.00

AFG Investment Trust B Liquidating Trust	20% of the Class A membership interests in Kirkwood and Palisades	$ 837,333.00